June 19, 2003



The Bank of New York
One Wall Street
New York, NY  10286

Re:    JOHN HANCOCK PREFERRED INCOME FUND III


Dear Sirs:

         John Hancock Preferred Income Fund III (the "Fund"), a Massachusetts business trust, hereby notifies The Bank of New York (the "Bank") that the Fund desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective June 19, 2003.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK                 JOHN HANCOCK PREFERRED
                                     INCOME FUND III



By:                                  By:
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   Name:                               Name:    Maureen R. Ford
   Title:                              Title:   Chairman, President, and CEO



Attest:                              Attest:
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